                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                -------------

                                   FORM 8-K


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): JULY 2, 2001



                      EOP OPERATING LIMITED PARTNERSHIP
              (Exact Name of Registrant as Specified in Charter)



            DELAWARE                         1-13625                        36-4156801
  (State or Other Jurisdiction             (Commission                    (IRS Employer
        of Organization)                   File Number)               Identification Number)


         TWO NORTH RIVERSIDE PLAZA, SUITE 2100, CHICAGO, ILLINOIS                  60606
                 (Address of Principal Executive Offices)                        (Zip Code)


                                (312) 466-3300
             (Registrant's telephone number, including area code)


                                NOT APPLICABLE
        (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

        On July 2, 2001, Spieker Properties, L.P. was merged with and into EOP Operating Limited Partnership, which is referred to herein as the partnership merger, followed by the merger of Spieker Properties, Inc. with and into Equity Office Properties Trust, which is referred to herein as the REIT merger. Equity Office is the general partner of EOP Partnership. Upon completion of the mergers, Equity Office owned and operated a portfolio comprising approximately 137.1 million square feet of commercial real estate in 24 states and the District of Columbia.

        Under the terms of the merger agreement, as amended, in the partnership merger each outstanding Spieker Partnership unit was converted into
1.94462 class A units of EOP Partnership. EOP Partnership issued a total of approximately 148.7 million class A units in the partnership merger, including approximately 132.0 million class A units that were issued to Spieker, the general partner of Spieker Partnership. Immediately prior to the partnership merger, Spieker Partnership purchased 1,500,000 Spieker Partnership series D preferred units for a purchase price, including accrued but unpaid distributions, of approximately $71.2 million. As a result of this purchase and the redemption by Spieker on April 6, 2001 of the Spieker series A preferred shares, EOP Partnership and Equity Office determined to redesignate the series E, F and H preferred units to be issued in the partnership merger and the series E, F and H preferred shares to be issued in the REIT merger, as series D, E and F preferred units and series D, E and F preferred shares, respectively, as permitted under the merger agreement, as amended, to enable EOP Partnership and Equity Office to issue consecutively lettered series of preferred units and preferred shares. In the partnership merger, the Spieker series B preferred interest was exchanged for 4,250,000 EOP Partnership series D preferred units, the Spieker series C preferred interest was exchanged for 6,000,000 EOP Partnership series E preferred units and the Spieker series E preferred interest was exchanged for 4,000,000 EOP Partnership series F preferred units.

        In the REIT merger, Equity Office acquired approximately 132.0 million class A units of EOP Partnership owned by Spieker following the partnership merger, and each outstanding share of Spieker common stock was exchanged for $13.50 in cash, without interest, and 1.49586 Equity Office common shares. Each share of Spieker series B, series C and series E preferred stock was exchanged for one Equity Office series D, series E and series F preferred share, respectively. The aggregate consideration paid by Equity Office in the REIT merger consisted of approximately $916.4 million in cash, approximately 101.5 million Equity Office common shares, and the Equity Office series D, E and F preferred shares. Equity Office obtained the cash portion of the REIT merger consideration from EOP Partnership in exchange for approximately 30.5 million class A units previously owned by Equity Office prior to the partnership merger.

        After giving effect to the foregoing transactions, EOP Partnership had a total of approximately 469.0 million issued and outstanding class A units, of which approximately 87.8% were owned by Equity Office and the remainder were held by third parties, and 7,994,000 issued and outstanding series A preferred units, 5,990,000 issued and outstanding series B preferred units, 4,562,900 issued and outstanding series C preferred units, 4,250,000 issued and outstanding series D preferred units, 6,000,000 issued and outstanding series E preferred units and 4,000,000 issued and outstanding series F preferred units, all of which were owned by Equity Office.

        After giving effect to the foregoing transactions, Equity Office had a total of approximately 411.9 million issued and outstanding common shares, 7,994,000 issued and outstanding series A preferred shares, 5,990,000 series B convertible, cumulative preferred shares, 4,562,900 issued and outstanding series C preferred shares, 4,250,000 issued and outstanding series D preferred shares, 6,000,000 issued and outstanding series E preferred shares, and 4,000,000 issued and outstanding series F preferred shares.

        In connection with these transactions, EOP Partnership and its subsidiaries assumed approximately $2.1 billion of debt of Spieker Partnership and its subsidiaries, of which approximately $160.0 is guaranteed by Equity Office. In addition, EOP Partnership recently closed a new $1 billion unsecured bridge loan credit facility which matures in June 2002. This facility, which has an interest rate of LIBOR plus 80 basis points, subject to EOP Partnership's credit rating, is guaranteed by Equity Office. Equity Office and EOP Partnership have agreed, jointly and severally to pay a commitment fee of 20 basis points, or $2 million, if the new facility is not refinanced by October 30, 2001. After financing the estimated $1.187 billion of merger costs, including the approximately $916.4 million cash portion of the merger consideration payable to Spieker common stockholders, as of July 3, 2001, EOP Partnership had available borrowing capacity under its existing credit facility of approximately $983.2 million. The bridge loan credit facility was fully drawn upon at the closing of the REIT merger.

        In connection with the REIT merger, the Equity Office declaration of trust was amended to increase the maximum number of trustees from 15 to 16 to allow for the appointment of Warren E. Spieker, Jr., formerly chairman of the board of Spieker, and Craig G. Vought and John A. Foster, formerly co-Chief Executive Officers of Spieker, to the Equity Office board of trustees. Following the REIT merger, Messrs. Spieker, Vought and Foster will be appointed to the board of trustees with initial terms expiring in 2004, 2003 and 2002, respectively.

ITEM 5. OTHER EVENTS.

        In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, EOP Partnership is filing as Exhibit
99.3 cautionary statements identifying important factors that could cause EOP Partnership's actual results to differ materially from those contained in forward-looking statements made by or on behalf of EOP Partnership. These statements replace and supersede prior cautionary statements filed by EOP Partnership to the extent that they are inconsistent with those statements.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

        Audited Consolidated Financial Statements of Spieker Properties, L.P. as of December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998 (incorporated by reference to pages 53 to 81 of Spieker Properties, L.P.'s 2000 Annual Report, as amended, on Form 10-K/A, File No. 033-98372-01, as filed with the SEC on June 6, 2001, and attached hereto as Exhibit 99.1).

        Unaudited Condensed Consolidated Financial Statements of Spieker Properties, L.P. as of March 31, 2001 and for the three months ended March 31, 2001 and 2000 (incorporated by reference to pages 3 to 14 of Spieker Properties, L.P.'s Form 10-Q for the quarter ended March 31, 2001, File No. 033-98372-01, as filed with the SEC on May 15, 2001, and attached hereto as Exhibit 99.2).

        (b)    PRO FORMA FINANCIAL INFORMATION.

        The required pro forma financial information is set forth below.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS RELATING TO MERGER OF SPIEKER PARTNERSHIP INTO EOP PARTNERSHIP

     The following table sets forth the unaudited pro forma condensed combined financial statements for EOP Partnership and Spieker Partnership as a combined entity, giving effect to the merger of Spieker Partnership into EOP Partnership as if it had occurred on the dates indicated and after giving effect to the pro forma adjustments. The unaudited pro forma condensed combined operating data are presented as if the merger of Spieker Partnership into EOP Partnership had been consummated on January 1, 2000. The unaudited pro forma condensed combined balance sheet data at March 31, 2001 are presented as if the merger of Spieker Partnership into EOP Partnership had occurred on March 31, 2001. In the opinion of management of Equity Office, all adjustments necessary to reflect the effects of these transactions have been made. The merger of Spieker Partnership into EOP Partnership was accounted for under the purchase method of accounting as provided by Accounting Principles Board Opinion No. 16.

     The pro forma financial information should be read together with the respective historical audited consolidated financial statements and financial statement notes of EOP Partnership and of Spieker Partnership. The unaudited pro forma statement of operations is presented for comparative purposes only and is not necessarily indicative of what the actual combined results of operations of EOP Partnership and Spieker Partnership would have been for the period presented, nor does this statement of operations purport to represent the results of future periods.

                        EOP OPERATING LIMITED PARTNERSHIP
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                           MARCH 31, 2001 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                        EOP OPERATING            SPIEKER                                       EOP OPERATING
                                     LIMITED PARTNERSHIP      PROPERTIES, L.P.          MERGER              LIMITED PARTNERSHIP
                                         HISTORICAL             HISTORICAL           ADJUSTMENTS(A)              PRO FORMA
                                     -------------------      ----------------    -----------------         -------------------
ASSETS:
Investment in real estate, net....    $     16,612,557        $    4,360,358      $    2,821,918  (B)        $     23,794,833
Cash and cash equivalents.........              37,610                37,034                  --  (C)                  74,644
Rent and other receivables........             306,835                51,425             (41,245) (D)                 317,015
Escrow deposits and
  restricted cash.................              45,131                    --                  --                       45,131
Investment in unconsolidated
  joint ventures..................           1,135,205                18,098              (1,938) (E)               1,151,365
Prepaid expenses and other
  assets, net.....................             585,960               147,871             (73,930) (F)                 659,901
                                      ----------------        --------------      --------------             ----------------
TOTAL ASSETS......................    $     18,723,298        $    4,614,786      $    2,704,805             $     26,042,889
                                      ================        ==============      ==============             ================
LIABILITIES, MINORITY
  INTERESTS, REDEEMABLE UNITS
  AND PARTNERS' CAPITAL:
Mortgage debt, net................    $      2,784,255        $       51,785      $           --             $      2,836,040
Unsecured notes, net..............           5,836,404             1,936,500             (18,500) (G)               7,754,404
Lines of Credit...................              37,500                94,632           1,186,573  (H)               1,318,705
Distribution payable..............             160,679                55,178                  --                      215,857
Other liabilities.................             596,574               210,101                  --                      806,675
                                      ----------------        --------------      --------------             ----------------
TOTAL LIABILITIES.................           9,415,412             2,348,196           1,168,073                   12,931,681
                                      ----------------        --------------      --------------             ----------------
Commitments and contingencies
MINORITY INTERESTS --
  PARTIALLY OWNED PROPERTIES......             198,280                    --                  --                      198,280
                                      ----------------        --------------      --------------             ----------------
REDEEMABLE UNITS..................           1,203,697                    --             502,746  (I)               1,706,443 (I)
                                      ----------------        --------------      --------------             ----------------
Preferred units...................             613,423               368,373             (12,123) (J)                 969,673 (J)
Partners' capital.................           7,292,486             1,898,217           1,046,109  (K)              10,236,812 (K)
                                      ----------------        --------------      --------------             ----------------
TOTAL PARTNERS' CAPITAL...........           7,905,909             2,266,590           1,033,986                   11,206,485
                                      ----------------        --------------      --------------             ----------------
TOTAL LIABILITIES, MINORITY
  INTERESTS, REDEEMABLE UNITS
  AND PARTNERS' CAPITAL...........    $     18,723,298        $    4,614,786      $    2,704,805             $     26,042,889
                                      ================        ==============      ==============             ================

                        EOP OPERATING LIMITED PARTNERSHIP
          PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE
                 THREE MONTHS ENDED MARCH 31, 2001 (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)


                                             EOP OPERATING          SPIEKER                           EOP OPERATING
                                          LIMITED PARTNERSHIP    PROPERTIES, L.P.      MERGER      LIMITED PARTNERSHIP
                                              HISTORICAL           HISTORICAL      ADJUSTMENTS(A)       PRO FORMA
                                          -------------------    ----------------  --------------  -------------------
REVENUES:
  Rental.................................   $       509,135        $  158,348       $  4,601 (L)     $       672,084
  Tenant reimbursements..................            97,321            48,978             --                 146,299
  Parking................................            30,590                --             --                  30,590
  Other..................................            13,163             1,792             --                  14,955
  Fee income.............................             2,172               322             --                   2,494
  Interest/dividends.....................            10,835               958             --                  11,793
                                            ---------------        ----------       --------         ---------------
      Total revenues.....................           663,216           210,398          4,601                 878,215
                                            ---------------        ----------       --------         ---------------
EXPENSES:
  Interest:
    Expense incurred.....................           157,940            33,395         18,724 (M)             210,059
    Amortization of deferred
     financing costs.....................             1,326               746           (746)(N)               1,326
  Depreciation...........................           114,566            30,333         14,110 (O)             159,009
  Amortization...........................             9,082             3,857         (3,857)(P)               9,082
  Real estate taxes......................            76,662            12,889             --                  89,551
  Insurance..............................             3,307             1,784             --                   5,091
  Repairs and maintenance................            65,600            17,094             --                  82,694
  Property operating.....................            69,022            22,990             --                  92,012
  Ground rent............................             3,081                --             --                   3,081
  General and administrative.............            25,639             7,639             -- (Q)              33,278
                                            ---------------        ----------       --------         ---------------
      Total expenses.....................           526,225           130,727         28,231                 685,183
                                            ---------------        ----------       --------         ---------------
Income before allocation to
 minority interests, income
 from investment in
 unconsolidated joint ventures,
 net gain on sales of real
 estate, extraordinary items
 and cumulative effect of a
 change in accounting principle..........           136,991            79,671        (23,630)                193,032
Minority interests -- partially
 owned properties........................            (3,253)               --             --                  (3,253)
Income from investment in
 unconsolidated joint ventures...........            15,426                --             --                  15,426
Net gain on sales of real estate.........                --            20,516             --                  20,516
                                            ---------------        ----------       --------         ---------------
Net income from continuing operations....           149,164           100,187        (23,630)                225,721
Preferred distributions..................           (10,884)           (9,758)         2,295 (R)             (18,347)
                                            ---------------        ----------       --------         ---------------
Net income from continuing operations
 before cumulative effect of a change
 in accounting principle available for
 units...................................   $       138,280        $   90,429      $(21,335)         $       207,374
                                            ===============        ==========      =========         ===============
Net income from continuing operations
 before cumulative effect of a change
 in accounting principle per weighted
 average unit outstanding -- basic.......   $          0.40                                          $          0.44  (S)
                                            ===============                                          ===============
Weighted average units outstanding
 -- basic................................       348,476,502                                              467,248,375
                                            ===============                                          ===============
Net income from continuing operations
 before cumulative effect of a change
 in accounting principle per weighted
 average unit and unit equivalent
 outstanding -- diluted..................   $          0.39                                          $          0.44  (S)
                                            ===============                                          ===============
Weighted average units and unit
 equivalents outstanding -- diluted......       351,400,853                                              470,172,726
                                            ===============                                          ===============

                        EOP OPERATING LIMITED PARTNERSHIP
          PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE
                    YEAR ENDED DECEMBER 31, 2000 (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)

                                             EOP OPERATING          SPIEKER                           EOP OPERATING
                                          LIMITED PARTNERSHIP    PROPERTIES, L.P.      MERGER      LIMITED PARTNERSHIP
                                              HISTORICAL           HISTORICAL      ADJUSTMENTS(A)       PRO FORMA
                                          -------------------    ----------------  --------------  -------------------

REVENUES:
  Rental................................     $     1,732,799        $  556,330    $   4,966 (L)   $     2,294,095
  Tenant reimbursements.................             324,193           188,169           --               512,362
  Parking...............................             112,107                --           --               112,107
  Other.................................              48,047             3,839           --                51,886
  Fee income............................              10,931             1,535           --                12,466
  Interest/dividends....................              36,166             3,963           --                40,129
                                             ---------------        ----------    ---------       ---------------
      Total revenues....................           2,264,243           753,836        4,966             3,023,045
                                             ---------------        ----------    ---------       ---------------
EXPENSES:
  Interest:
    Expense incurred....................             525,787           130,773       74,895 (M)           731,455
    Amortization of deferred
     financing costs....................               9,746             2,267       (2,267)(N)             9,746
  Depreciation..........................             399,768           123,027       56,438 (O)           579,233
  Amortization..........................              26,903            14,789      (14,789)(P)            26,903
  Real estate taxes.....................             268,305            51,533           --               319,838
  Insurance.............................              12,214             5,666           --                17,880
  Repairs and maintenance...............             234,986            65,618           --               300,604
  Property operating....................             238,490            91,478           --               329,968
  Ground rent...........................              10,012                --           --                10,012
  General and administrative............              91,415            28,822           -- (Q)           120,237
                                             ---------------        ----------    ---------       ---------------
      Total expenses....................           1,817,626           513,973      114,277             2,445,876
                                             ---------------        ----------    ---------       ---------------
Income before allocation to minority
 interests, income from investment in
 unconsolidated joint ventures, net
 gain on sales of real estate and
 extraordinary items....................             446,617           239,863     (109,311)              577,169
Minority interests -- partially owned
 properties.............................              (6,843)               --           --                (6,843)
Income from investment in
 unconsolidated joint ventures..........              56,251                --           --                56,251
Net gain on sales of real estate........              36,013           140,051           --               176,064
                                             ---------------        ----------    ---------       ---------------
Net income from continuing operations...             532,038           379,914     (109,311)              802,641
Put option settlement...................              (2,576)               --           --                (2,576)
Preferred distributions, net............             (43,348)          (39,035)       9,181 (R)           (73,202)
                                             ---------------        ----------    ---------       ---------------
Net income from continuing operations
 before extraordinary items available
 for units..............................     $       486,114        $  340,879    $(100,130)      $       726,863
                                             ===============        ==========    ==========      ===============
Net income from continuing operations
 before extraordinary items per
 weighted average unit outstanding
 -- basic...............................     $          1.54                                      $          1.67 (S)
                                             ===============                                      ===============
Weighted average units outstanding
 -- basic...............................         316,067,694                                          434,808,653
                                             ===============                                      ===============
Net income from continuing operations
 before extraordinary items per
 weighted average unit and unit
 equivalent outstanding -- diluted......     $          1.53                                      $          1.66 (S)
                                             ===============                                      ===============
Weighted average units and unit
 equivalents outstanding -- diluted.....         318,997,407                                          437,738,366
                                             ===============                                      ===============

--------------
(A) Represents adjustments to record the merger between EOP Partnership and Spieker Partnership based upon a purchase price of approximately $7.3 billion and a market value of $29.2945 per unit of EOP Partnership. The calculation of the merger acquisition cost is as follows:


Issuance of 100.5 million EOP Partnership units based on a
 1.94462 exchange rate in exchange for 67.2 million units of
 Spieker Partnership (see below) adjusted for the $13.50 per unit
 cash payment to be made related to the Spieker shareholders.................................       $       2,944,326
Issuance of 17.2 million EOP Partnership redeemable units based on a 1.94462 exchange ratio in exchange for 8.8  million units
 of Spieker Partnership......................................................................                 502,746
Payment of $13.50 per share of Spieker common stock outstanding..............................                 907,072
Issuance of 4,250,000 9.45% series D preferred units of EOP
 Partnership in exchange for 4,250,000 9.45% series B preferred
 units of Spieker Partnership................................................................                 106,250
Issuance of 6,000,000 7.875% series E preferred units of EOP
 Partnership in exchange for 6,000,000 7.875% series C preferred
 units of Spieker Partnership................................................................                 150,000
Issuance of 4,000,000 8.0% series F preferred units of EOP
 Partnership in exchange for 4,000,000 8.00% series E preferred
 units of Spieker Partnership................................................................                 100,000
Assumption of Spieker Partnership's total liabilities........................................               2,348,196
Adjustment to Spieker Partnership's unsecured notes to reflect
 fair value (see Note G).....................................................................                 (18,500)
Borrowing by Spieker Partnership to redeem the Spieker
 Partnership series D preferred units prior to the merger....................................                  69,750
Payment to Spieker stock option holders to redeem 5,630,879
 stock options at $58.50 each less the weighted average exercise price of $34.78 per option plus an additional $2.2 million for employer's share of social security tax on the redemption
 amounts (assumes all option holders accept the cash tender
 offer)......................................................................................                 135,821
Partnership and REIT merger costs (see calculation below)....................................                  73,930
                                                                                                    -----------------
                                   Total merger acquisition cost.............................       $       7,319,591
                                                                                                    =================

The following is a calculation of estimated merger costs:

Employee termination costs........................       $      40,955
Investment advisory fees..........................              15,000
Transfer taxes....................................               5,000
Legal, accounting and other fees..................              12,975
                                                         -------------
                      Total merger costs..........       $      73,930
                                                         =============

   The following is a calculation of the EOP Partnership units issued to Spieker in the partnership merger:

Spieker common shares outstanding......................................             65,971,027
Add conversion of Spieker series A preferred stock to Spieker
 common stock..........................................................              1,219,512
                                                                            ------------------
                                  Total................................             67,190,539
Less portion of Spieker common shares redeemed for cash................            (15,505,562)
                                                                            ------------------
                                  Total................................             51,684,977
Conversion rate........................................................                1.94462
                                                                            ------------------
                                  Total EOP Partnership units
                                  issued in the partnership
                                  merger to Spieker....................            100,507,640
                                                                            ==================

     In addition, EOP Partnership issued 17,161,748 redeemable units in exchange for 8,825,245 Spieker Partnership units to outside limited partners of Spieker Partnership.

(B) Represents the increase in Spieker Partnership's investment in real estate based upon the merger acquisition cost to reflect the allocation to other tangible assets of Spieker Partnership being acquired:

Merger acquisition cost (see Note A)....................................    $       7,319,591
                                                                            -----------------
Less basis of Spieker Partnership's net assets acquired:
 Investment in real estate, net.........................................            4,360,358
 Cash and cash equivalents..............................................               37,034
 Rents and other receivables (excluding
  $41.2 million of deferred rents receivable)...........................               10,180
 Investment in unconsolidated joint ventures
  (excluding $1.9 million relating to Spieker
  Northwest, Inc. (see Note  E))........................................               16,160
 Prepaid expenses and other assets
  (excluding $73.9  million of deferred
  leasing and financing costs (see Note  F))............................               73,941
                                                                            -----------------
                          Subtotal......................................            4,497,673
                                                                            -----------------
Adjustment to record fair value of Spieker Partnership's investment
 in real estate, net....................................................    $       2,821,918
                                                                            =================

(C) There was no change in cash and cash equivalents as a result of the following transactions:

Borrowings on a bridge loan credit facility and
 the current line of credit to finance the cash
 portion of the REIT merger consideration, the
 redemption of all outstanding Spieker stock
 options, the redemption of all Spieker
 Partnership series D preferred units and the
 merger costs (See Note H)..............................................................        $        1,186,573
Less cash portion of REIT merger consideration, the redemption of all outstanding Spieker stock options, the redemption of all Spieker Partnership series D preferred units and the
 merger costs (see Note A)..............................................................                (1,186,573)
                                                                                                ------------------
Net adjustment to cash and cash equivalents.............................................        $               --
                                                                                                ==================

(D) Represents the elimination of Spieker Partnership's deferred rent receivable of $41.2 million, which arose from the historical straight lining of rental revenue.

(E) Adjustment to consolidate Spieker Northwest, Inc. as a result of the acquisition of 100% of its voting stock and 5% of its non-voting capital stock by Equity Office Properties Management Corp., a wholly owned subsidiary of EOP Partnership, for approximately $0.2 million. In addition to third party management contracts, which are expected to terminate at the closing of the mergers, Spieker Northwest, Inc. owns 85,114 square feet of office and industrial property, which had total revenues of $0.9 million for the year ended December 31, 2000 and $0.3 million for the three months ended March 31, 2001. The $0.2 million purchase price for Spieker Northwest, Inc. is included in the total merger cost of $73.9 million and has been allocated to investment in real estate, net (See Note
     A). The $1.9 million adjustment represents Spieker's historical equity investment in Spieker Northwest, Inc. The adjustment to the pro forma balance sheet as a result of the acquisition of Spieker Northwest, Inc. is as follows:

Investment in real estate, net (see Note B)...................    $      2,140
Investment in unconsolidated joint ventures...................    $     (1,938)
Lines of credit (See Notes A and C)...........................    $       (202)

(F) Represents an adjustment to write-off Spieker Partnership's deferred financing and leasing costs of $73.9 million, which were not assigned any value in the allocation of the merger acquisition cost.

(G)  To adjust Spieker Partnership's unsecured notes to fair value.

(H) To reflect borrowings on EOP Partnership's credit facilities to finance the cash portion of the merger consideration, the redemption of all outstanding Spieker stock options, the redemption of all Spieker Partnership series D preferred units and the merger costs as follows:

Cash portion of merger consideration (see Note A)...........................         $         907,072
Payment to Spieker stock option holders to redeem all
 outstanding Spieker stock options (see Note A).............................                   135,821
Merger costs (see Note A)...................................................                    73,930
Redemption of all Spieker Partnership series D preferred
 units prior to the merger (see Note A).....................................                    69,750
                                                                                     -----------------
                               Borrowings on credit facilities..............         $       1,186,573
                                                                                     =================

          EOP Partnership entered into a $1.0 billion principal amount bridge loan credit facility prior to the closing of the mergers, which bears interest at LIBOR plus 80 basis points, subject to EOP Partnership's credit rating, and maturing in 364 days from the date of funding of the bridge loan credit facility. Equity Office has guaranteed all outstanding obligations under the bridge loan credit facility. The proceeds from the issuance of notes in this offering will be used to repay the bridge loan credit facility. EOP Partnership and Equity Office have agreed, jointly and severally, to pay a commitment fee of 20 basis points, or $2.0 million, if the bridge loan credit facility is not refinanced within 120 days from the date of funding. See Note M. EOP Partnership's line of credit bears interest at LIBOR plus 60 basis points plus an annual facility fee of 20 basis points and matures in June 2003.

(I) To record the issuance of 17.2 million EOP Partnership redeemable units based on a 1.94462 exchange ratio in exchange for 8.8 million units of Spieker Partnership (See Note A). After completion of the merger, EOP Partnership had approximately 59.9 million redeemable units outstanding,
     1.7 million of which are redeemable at $31.50 per unit and the remainder are redeemable for common shares of Equity Office, on a one-for-one basis, or the cash equivalent based on the then current share price of an Equity Office common share at the option of the general partner of EOP Partnership.

(J) To record the issuance of EOP Partnership preferred units in exchange for Spieker Partnership preferred units:

Issuance of EOP Partnership series D preferred units.....................................        $      106,250
Issuance of EOP Partnership series E preferred units.....................................               150,000
Issuance of EOP Partnership series F preferred units.....................................               100,000
                                                                                                 --------------
                                Total EOP Partnership preferred units....................               356,250
                                                                                                 --------------
Spieker Partnership series A preferred units.............................................        $       23,949
Spieker Partnership series B preferred units.............................................               102,064
Spieker Partnership series C preferred units.............................................               145,959
Spieker Partnership series E preferred units.............................................                96,401
                                                                                                 --------------
                                Total Spieker Partnership preferred
                                  units outstanding prior to the
                                  merger.................................................               368,373
                                                                                                 --------------
                                Total adjustment to preferred units......................        $      (12,123)
                                                                                                 ==============

          Listed below is a summary of EOP Partnership's preferred units that were outstanding after the partnership merger. The preferred unitholders are entitled to receive, when and as authorized by EOP Partnership, cumulative preferential cash distributions. EOP Partnership is obligated to redeem the preferred units at their liquidation preference plus accrued but unpaid distributions in connection with any redemption by Equity Office of the corresponding series of Equity Office preferred shares.

                                                                QUARTERLY
              ANNUAL          LIQUIDATION      CURRENT         DISTRIBUTION                       EOP PARTNERSHIP'S VOLUNTARY
           DISTRIBUTION        PREFERENCE      BALANCE            AMOUNT         DISTRIBUTION              REDEMPTION
 SERIES        RATE             PER UNIT     OUTSTANDING         PER UNIT         FREQUENCY                  DATE(2)
--------   -------------    --------------- ---------------  --------------- -----------------  ------------------------------
A.......        8.98%         $  25.00        $  199,850       $    .56125        Quarterly                on or after
                                                                                                            6/15/2002
B(1)....        5.25%         $  50.00        $  300,000       $    .65625        Quarterly             2/15/2003 through
                                                                                                            2/15/2008
C.......       8.625%         $  25.00        $  114,073       $  .5390625        Quarterly                on or after
                                                                                                            12/8/2003
D.......        9.45%         $  25.00        $  106,250       $   .590625        Quarterly              Anytime at EOP
                                                                                                       Partnership's option
E.......       7.875%         $  25.00        $  150,000       $  .4921875        Quarterly            on or after 10/10/02
F.......         8.0%         $  25.00        $  100,000       $       .50        Quarterly            on or after 6/4/03

SERIES     MATURITY DATE
---------  -------------
A......      Perpetual
B(1)...        2/15/08
C......      Perpetual
D......      Perpetual
E......      Perpetual
F......      Perpetual

 (1) The Series B Preferred Units are convertible at any time by the holder into Equity Office Common Shares at a conversion price of $35.70 per Common Share. Such conversion would require EOP Partnership to issue Units on a one-for-one basis to Equity Office. These shares are non-callable for five years with a mandatory call on February 15, 2008.

 (2) Equity Office may redeem the corresponding series of its Preferred Shares during these periods solely out of the sale proceeds of other equity shares of Equity Office, except for the portion of the redemption price equal to any accrued but unpaid dividends. Under the partnership agreement of EOP Partnership, sale proceeds from the sale of shares by Equity Office must be contributed to EOP Partnership in exchange for additional units. The number of shares redeemed is limited to the aggregate sales proceeds received from such other equity shares of Equity Office. Equity Office may acquire any outstanding preferred shares that have been transferred to a charitable beneficiary under Article VII of the declaration of trust of Equity Office because they were owned or acquired by a shareholder of Equity Office in violation of the ownership limits. The Equity Office Series B Preferred Shares are mandatorily redeemable on February 15, 2008. If Equity Office redeems or acquires any or all of its outstanding preferred shares, EOP Partnership will cancel an equal number of EOP Partnership preferred units and provide cash to Equity Office with respect thereto in an amount equal to the amount paid with respect to the Equity Office preferred shares redeemed or acquired by Equity Office. EOP Partnership is not subject to sinking fund requirements pertaining to the preferred units.

(K) To reflect the net increase in partners' capital associated with the partnership merger as follows:

Issuance of 100.5 million EOP Partnership
 units based on a 1.94462 exchange rate in
 exchange for 67.2 million units of Spieker
 Partnership (see below) adjusted for the
 $13.50 per unit cash payment to be made
 related to the Spieker
 shareholders...................................     $        2,944,326
Less Spieker Partnership's historical
 partners' capital..............................             (1,898,217)
                                                     ------------------
Net increase in partners' capital...............     $        1,046,109
                                                     ==================

          Partners' Capital consists of units owned by Equity Office which are not redeemable at the option of Equity Office.

(L) To reflect the adjustment for the straight-line effect of scheduled rent increases.

(M) To reflect the additional interest expense incurred from borrowing on the bridge loan credit facility and the line of credit to finance the cash portion of the REIT merger consideration, the redemption of all outstanding Spieker stock options, the redemption of all Spieker Partnership series D preferred units and the merger costs and amortization of the mark-to-market adjustment for the unsecured notes:

Borrowing from bridge loan credit facility..................................                 $       1,000,000
Borrowing from line of credit...............................................                           186,573
                                                                                             -----------------
Cash portion of REIT merger consideration, the redemption of all outstanding Spieker stock options, the redemption of all
 Spieker Partnership series D preferred units and the merger
 costs (see Note H).........................................................                         1,186,573
Effective interest rate.....................................................                              6.31%
                                                                                             ----------------
Additional annual interest expense..........................................                            74,873
Amortization of $18.5 million mark-to-market adjustment (see
  Note G)...................................................................                                22
Adjustment to annual interest expense.......................................                 $          74,895
                                                                                             -----------------
Quarterly adjustment to quarterly interest expense..........................                 $          18,724
                                                                                             =================

          The line of credit bears interest at LIBOR plus 60 basis points plus an annual facility fee of 20 basis points and matures in June 2003. As of March 31, 2001, the available borrowing capacity on this facility was approximately $962 million. EOP Partnership entered into a $1.0 billion principal amount bridge loan credit facility prior to the closing of the merger, bearing interest at LIBOR plus 80 basis points, subject to EOP Partnership's credit rating, and maturing in 364 days from the date of funding of the bridge loan credit facility. The effective interest rate of 6.31% represents the LIBOR rate as of March 31, 2001, plus 80 basis points, which is the effective rate on the line of credit as well as the bridge loan credit facility. Equity Office has guaranteed all outstanding obligations under the bridge loan credit facility. The proceeds from the issuance of the notes in this offering will be used to repay the bridge loan credit facility. EOP Partnership and Equity Office have agreed, jointly and severally, to pay a commitment fee of 20 basis points, or $2.0 million, if the bridge loan credit facility is not refinanced within 120 days from the date of funding. EOP Partnership anticipates incurring higher interest costs on the replacement indebtedness due to higher interest costs of longer-term debt.

          Since the interest rate on the bridge loan credit facility and the current line of credit is based on a spread over LIBOR, the rates will periodically change. If the interest rate on these credit facilities increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense:

Adjustment to annual interest expense if interest rate increases
 12.5 basis points......................................................                      $      1,483
                                                                                              ============
Adjustment to annual interest expense if interest rate decreases
 12.5 basis points......................................................                      $     (1,483)
                                                                                              ============
Adjustment to quarterly interest expense if interest rate
 increases 12.5 basis points............................................                      $        371
                                                                                              ============
Adjustment to quarterly interest expense if interest rate
 decreases 12.5 basis points............................................                      $       (371)
                                                                                              ============

(N) To reverse Spieker Partnership's historical amortization of deferred financing costs due to the write-off of deferred financing costs as a result of the merger (see Note F).

(O) To reflect additional depreciation expense related to the adjustment to the investment in real estate as follows:

Adjustment to investment in real estate (see Note B)........................                   $       2,821,918
Portion allocated to building and improvements..............................                                  80%
                                                                                               -----------------
Adjustment to the depreciable basis of Spieker Partnership's
 investment in real estate, net.............................................                   $       2,257,534
                                                                                               =================
Additional annual depreciation expense based on an estimated
 useful life of 40 years....................................................                   $          56,438
                                                                                               =================
Additional quarterly depreciation expense based on an estimated
 useful life of 40 years....................................................                   $          14,110
                                                                                               =================

(P) To reverse Spieker Partnership's historical amortization of deferred lease commissions due to the write-off of deferred lease commissions as a result of the merger (see Note F).

(Q) Management has estimated that there will be a reduction of general and administrative expenses as a result of the merger of approximately 50% to 60% on a pro forma basis. The general and administrative expense savings have not been included in the pro forma condensed combined statement of operations. There can be no assurance that EOP Partnership will be successful in realizing such anticipated cost savings.

(R) Adjustment to eliminate the distributions on the Spieker Partnership series A preferred units which were converted into Spieker Partnership units on April 6, 2001, and the Spieker Partnership series D preferred units, which were redeemed by Spieker Partnership prior to the merger.

(S) The following table sets forth the computation of basic earnings per unit and diluted earnings per unit and unit equivalent:

                                                     FOR THE THREE MONTHS ENDED                     FOR THE YEAR ENDED
                                                           MARCH 31, 2001                            DECEMBER 31, 2000
                                             ------------------------------------------ ------------------------------------------
                                                  HISTORICAL             PRO FORMA           HISTORICAL             PRO FORMA
                                             --------------------  -------------------- --------------------  --------------------
NUMERATOR
Net income from continuing operations
 before gain on sales of real estate......   $            138,280  $            186,858 $            451,574  $            550,799
Gain on sales of real estate
 (excluding allocation to minority
 interests in partially owned
 properties of $1,473 for the year
 ended December 31, 2000).................                     --                20,516               34,540               176,064
                                             --------------------  -------------------- --------------------  --------------------
Numerator for basic and diluted
 earnings per unit -- net income from
 continuing operations available for
 units and unit equivalents...............   $            138,280  $            207,374 $            486,114  $            726,863
                                             ====================  ==================== ====================  ====================
DENOMINATOR
Denominator for basic earnings per
 unit -- weighted average units
 outstanding..............................            348,476,502           467,248,375          316,067,694           434,808,653
                                             ====================  ==================== ====================  ====================
Denominator for diluted earnings per
 unit and unit equivalent -- weighted
 average units and unit equivalents
 outstanding..............................            351,400,853           470,172,726          318,997,407           437,738,366
                                             ====================  ==================== ====================  ====================
BASIC EARNINGS AVAILABLE FOR UNITS
PER WEIGHTED AVERAGE UNIT:
Net income from continuing
 operations before gain on sales of
 real estate..............................   $               .40   $               .40  $              1.43   $              1.27
Gain on sales of real estate..............                    --                   .04                  .11                   .40
                                             --------------------  -------------------  -------------------   -------------------
Net income from continuing operations.....   $               .40   $               .44  $              1.54   $              1.67
                                             ===================   ===================  ===================   ===================
DILUTED EARNINGS AVAILABLE FOR UNITS
AND UNIT EQUIVALENTS PER WEIGHTED
AVERAGE UNIT AND UNIT EQUIVALENT:
Net income from continuing
 operations before gain on sales of
 real estate..............................   $               .39   $               .40  $              1.42   $              1.26
Gain on sales of real estate..............                    --                   .04                  .11                   .40
                                             --------------------  -------------------  -------------------   -------------------
Net income from continuing operations.....   $               .39   $               .44  $              1.53   $              1.66
                                             ===================   ===================  ===================   ===================

(c)    EXHIBITS

  EXHIBIT NO.                                 EXHIBIT DESCRIPTION
  -----------                                 -------------------
     2.1*        Agreement and Plan of Merger, dated as of February 22, 2001, as amended, by and among Equity Office, EOP Partnership, Spieker and Spieker Partnership (incorporated by reference to Annex A to the joint proxy statement/prospectus included in Equity
                 Office's Registration Statement on Form S-4, as amended,
                 File No. 333-57526, as filed with the SEC on June 6, 2001)

     23.1        Consent of Arthur Andersen LLP

     99.1        Audited Consolidated Financial Statements of Spieker Properties, L.P. as of
                 December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998 (pages 53 to 81 of Spieker Partnership's 2000 Annual Report, as
                 amended, on Form 10-K/A, File No., 033-98372-01, as filed with the SEC on
                 June 6, 2001)

     99.2        Unaudited Condensed Consolidated Financial Statements of Spieker
                 Properties, L.P. as of March 31, 2001 and for the three months ended March 31, 2001 and 2000 (pages 3 to 14 of Spieker
                 Partnerships's Form 10-Q for the quarter ended March 31,
                 2001, File No. 033-98372-01, as filed with the SEC on May 15, 2001)

     99.3        Cautionary Statements for Purposes of the "Safe Harbor" Provisions of the
                 Private Securities Litigation Reform Act of 1995

     99.4* Exhibit A to Maryland Articles of Merger filed by Equity Office on July 2, 2001 with the Maryland State Department of
                 Assessments and Taxation setting forth amendments to Equity
                 Office's Declaration of Trust effected as part of the merger of Spieker with and into Equity Office

     99.5*       Third Amended and Restated Agreement of Limited Partnership of EOP Partnership

     99.6* Credit Agreement for $1,000,000,000 Term Loan Facility, dated as of June 11, 2001, by and among EOP Operating Limited
                 Partnership and the Banks listed
                 therein

     99.7*       The Chase Manhattan Bank $271,666,666.67 Note Under the Credit
                 Agreement for $1,000,000,000 Term Loan Facility

     99.8*       Bank of America, N.A. $271,666,666.67 Note Under the Credit
                 Agreement for $1,000,000,000 Term Loan Facility

     99.9*       Citicorp Real Estate, Inc. $271,666.67 Note Under the Credit
                 Agreement for $1,000,000,000 Term Loan Facility

     99.10*      Dresdner Bank AG, New York and Grand Cayman Branches
                 $75,000,000 Note Under the Credit Agreement for $1,000,000,000
                 Term Loan Facility

     99.11*      Bankers Trust Company $271,666,666.67 Note Under the Credit
                 Agreement for $1,000,000,000 Term Loan Facility

     99.12*      PNC Bank, National Association $271,666,666.67 Note Under the
                 Credit Agreement for $1,000,000,000 Term Loan Facility

     99.13*      Guaranty of Payment, dated as of June 11, 2001, between Equity Office and
                 Bank of America, N.A.

    99.14.1*     Indenture, dated as of December 6, 1995, among Spieker and State Street Bank and Trust, as Trustee

    99.14.2*     First Supplemental Indenture, dated as of December 11, 1995, among Spieker,
                 Spieker Partnership and State Street

    99.14.3*     Second Supplemental Indenture, dated as of December 11, 1995, among Spieker,
                 Spieker Partnership and State Street

    99.14.4*     $50,000,000 6.80% Note due December 15, 2001

    99.14.5*     Third Supplemental Indenture, dated as of December 11, 1995, among Spieker,
                 Spieker Partnership and State Street

    99.14.6*     $110,000,000 6.95% Note due December 15, 2002

    99.14.7*     Fourth Supplemental Indenture, dated as of January 24, 1996, among Spieker,
                 Spieker Partnership and State Street

    99.14.8*     $100,000,000 6.90% Note due January 15, 2004

    99.14.9*     Fifth Supplemental Indenture, dated as of June 20, 1996, among Spieker,
                 Spieker Partnership and State Street

   99.14.10*     $100,000,000 Medium-Term Notes due nine months or more from July 19, 1996

   99.14.11*     $50,000,000 Medium-Term Notes due nine months or more from July 22, 1996

   99.14.12*     Sixth Supplemental Indenture, dated as of December 10, 1996, among Spieker,
                 Spieker Partnership and State Street

   99.14.13*     $100,000,000 7.125% Note due December 1, 2006

   99.14.14*     Seventh Supplemental Indenture, dated as of December 10, 1996, among Spieker,
                 Spieker Partnership and State Street

   99.14.15*     $25,000,000 7.875% Note due December 1, 2016

   99.14.16*     Eighth Supplemental Indenture, dated as of July 14, 1997, among Spieker,
                 Spieker Partnership and State Street

                 Spieker Partnership and State Street

   99.14.17*     $150,000,000 7.125% Note due July 1, 2009

   99.14.18*     Ninth Supplemental Indenture, dated as of September 29, 1997, among Spieker,
                 Spieker Partnership, First Trust of California, National Association and
                 State Street

   99.14.19*     $150,000,000 7.50% Debenture due October 1, 2027

   99.14.20*     Tenth Supplemental Indenture, dated as of December 8, 1997, among Spieker,
                 Spieker Partnership and First Trust of California, National Association

   99.14.21*     $200,000,000 7.35% Debenture due December 1, 2017

   99.14.22*     Eleventh Supplemental Indenture, dated as of January 27, 1998, among Spieker,
                 Spieker Partnership and First Trust of California, National Association

   99.14.23*     $150,000,000 6.75% Note due January 15, 2008

   99.14.24*     Twelfth Supplemental Indenture, dated as of February 2, 1998, among Spieker,
                 Spieker Partnership and First Trust of California, National Association

   99.14.25*     $125,000,000 6.875% Note due February 1, 2005

   99.14.26*     Thirteenth Supplemental Indenture, dated as of February 2, 1998, among
                 Spieker, Spieker Partnership and First Trust of California, National
                 Association

   99.14.27*     $1,500,000 7.0% Note due February 1, 2005

   99.14.28*     Fourteenth Supplemental Indenture, dated as of April 29, 1998, among Spieker,
                 Spieker Partnership and U.S. Bank Trust National Association

   99.14.29*     $25,000,000 6.88% Note due April 30, 2007

   99.14.30*     Fifteenth Supplemental Indenture, dated as of May 11, 1999, among Spieker,
                 Spieker Partnership and U.S. Bank Trust National Association

   99.14.31*     $200,000,000 6.8% Note due May 1, 2004

   99.14.32*     $200,000,000 7.25% Note due May 1, 2009

   99.14.33*     Sixteenth Supplemental Indenture, dated as of December 11, 2000, among
                 Spieker, Spieker Partnership and U.S. Bank Trust National Association

   99.14.34*     $200,000,000 7.65% Note due December 15, 2010

   99.14.35*     Seventeenth Supplemental Indenture relating to the substitution of Equity Office and EOP Partnership as successor entities for
                 Spieker and Spieker Partnership, respectively


* Incorporated by reference to Current Report on Form 8-K of Equity Office Properties Trust filed with the SEC on July 5, 2001.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            EQUITY OFFICE PROPERTIES TRUST



                                            By: /s/ STANLEY M. STEVENS
                                                ------------------------------
                                                Stanley M. Stevens
                                                Executive Vice President,
                                                Chief Legal Counsel and
                                                Secretary


Date:  July 3, 2001

  EXHIBIT NO.                                 EXHIBIT DESCRIPTION
  -----------                                 -------------------
     2.1*        Agreement and Plan of Merger, dated as of February 22, 2001, as amended, by and among Equity Office, EOP Partnership, Spieker and Spieker Partnership (incorporated by reference to Annex A to the joint proxy statement/prospectus included in Equity
                 Office's Registration Statement on Form S-4, as amended,
                 File No. 333-57526, as filed with the SEC on June 6, 2001)

     23.1        Consent of Arthur Andersen LLP

     99.1        Audited Consolidated Financial Statements of Spieker Properties, L.P. as of
                 December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998 (pages 53 to 81 of Spieker Partnership's 2000 Annual Report, as
                 amended, on Form 10-K/A, File No., 033-98372-01, as filed with the SEC on
                 June 6, 2001)

     99.2        Unaudited Condensed Consolidated Financial Statements of Spieker
                 Properties, L.P. as of March 31, 2001 and for the three months ended March 31, 2001 and 2000 (pages 3 to 14 of Spieker
                 Partnerships's Form 10-Q for the quarter ended March 31,
                 2001, File No. 033-98372-01, as filed with the SEC on May 15, 2001)

     99.3        Cautionary Statements for Purposes of the "Safe Harbor" Provisions of the
                 Private Securities Litigation Reform Act of 1995

     99.4* Exhibit A to Maryland Articles of Merger filed by Equity Office on July 2, 2001 with the Maryland State Department of
                 Assessments and Taxation setting forth amendments to Equity
                 Office's Declaration of Trust effected as part of the merger of Spieker with and into Equity Office

     99.5*       Third Amended and Restated Agreement of Limited Partnership of EOP Partnership

     99.6* Credit Agreement for $1,000,000,000 Term Loan Facility, dated as of June 11, 2001, by and among EOP Operating Limited
                 Partnership and the Banks listed therein

     99.7*       The Chase Manhattan Bank $271,666,666.67 Note Under the Credit Agreement for
                 $1,000,000,000 Term Loan Facility

     99.8*       Bank of America, N.A. $271,666,666.67 Note Under the Credit Agreement for
                 $1,000,000,000 Term Loan Facility

     99.9*       Citicorp Real Estate, Inc. $271,666,666.67 Note Under the Credit Agreement for
                 $1,000,000,000 Term Loan Facility

     99.10*      Dresdner Bank AG, New York and Grand Cayman Branches $75,000,000 Note Under
                 the Credit Agreement for $1,000,000,000 Term Loan Facility

     99.11*      Bankers Trust Company $271,666,666.67 Note Under the Credit Agreement for
                 $1,000,000,000 Term Loan Facility

     99.12*      PNC Bank, National Association $271,666,666.67 Note Under the Credit Agreement
                 for $1,000,000,000 Term Loan Facility

     99.13*      Guaranty of Payment, dated as of June 11, 2001, between Equity Office and Bank of American, N.A.


    99.14.1*     Indenture, dated as of December 6, 1995, among Spieker and State Street Bank and Trust, as Trustee

    99.14.2*     First Supplemental Indenture, dated as of December 11, 1995, among Spieker,
                 Spieker Partnership and State Street

    99.14.3*     Second Supplemental Indenture, dated as of December 11, 1995, among Spieker,
                 Spieker Partnership and State Street

    99.14.4*     $50,000,000 6.80% Note due December 15, 2001


    99.14.5*     Third Supplemental Indenture, dated as of December 11, 1995, among Spieker,
                 Spieker Partnership and State Street

    99.14.6*     $110,000,000 6.95% Note due December 15, 2002


    99.14.7*     Fourth Supplemental Indenture, dated as of January 24, 1996, among Spieker,
                 Spieker Partnership and State Street

    99.14.8*     $100,000,000 6.90% Note due January 15, 2004


    99.14.9*     Fifth Supplemental Indenture, dated as of June 20, 1996, among Spieker,
                 Spieker Partnership and State Street

   99.14.10*     $100,000,000 Medium-Term Notes due nine months or more from July 19, 1996

   99.14.11*     $50,000,000 Medium-Term Notes due nine months or more from July 22, 1996


   99.14.12*     Sixth Supplemental Indenture, dated as of December 10, 1996, among Spieker,
                 Spieker Partnership and State Street

   99.14.13*     $100,000,000 7.125% Note due December 1, 2006


   99.14.14*     Seventh Supplemental Indenture, dated as of December 10, 1996, among Spieker,
                 Spieker Partnership and State Street

   99.14.15*     $25,000,000 7.875% Note due December 1, 2016


   99.14.16*     Eighth Supplemental Indenture, dated as of July 14, 1997, among Spieker,
                 Spieker Partnership and State Street

   99.14.17*     $150,000,000 7.125% Note due July 1, 2009

   99.14.18*     Ninth Supplemental Indenture, dated as of September 29, 1997, among Spieker,
                 Spieker Partnership, First Trust of California, National Association and
                 State Street

   99.14.19*     $150,000,000 7.50% Debenture due October 1, 2027


   99.14.20*     Tenth Supplemental Indenture, dated as of December 8, 1997, among Spieker,
                 Spieker Partnership and First Trust of California, National Association

   99.14.21*     $200,000,000 7.35% Debenture due December 1, 2017

   99.14.22*     Eleventh Supplemental Indenture, dated as of January 27, 1998, among Spieker,
                 Spieker Partnership and First Trust of California, National Association

   99.14.23*     $150,000,000 6.75% Note due January 15, 2008


   99.14.24*     Twelfth Supplemental Indenture, dated as of February 2, 1998, among Spieker,
                 Spieker Partnership and First Trust of California, National Association

   99.14.25*     $125,000,000 6.875% Note due February 1, 2005

   99.14.26*     Thirteenth Supplemental Indenture, dated as of February 2, 1998, among
                 Spieker, Spieker Partnership and First Trust of California, National
                 Association

   99.14.27*     $1,500,000 7.0% Note due February 1, 2005


   99.14.28*     Fourteenth Supplemental Indenture, dated as of April 29, 1998, among Spieker,
                 Spieker Partnership and U.S. Bank Trust National Association

   99.14.29*     $25,000,000 6.88% Note due April 30, 2007


   99.14.30*     Fifteenth Supplemental Indenture, dated as of May 11, 1999, among Spieker,
                 Spieker Partnership and U.S. Bank Trust National Association

   99.14.31*     $200,000,000 6.8% Note due May 1, 2004

   99.14.32*     $200,000,000 7.25% Note due May 1, 2009


   99.14.33*     Sixteenth Supplemental Indenture, dated as of December 11, 2000, among
                 Spieker, Spieker Partnership and U.S. Bank Trust National Association

   99.14.34*     $200,000,000 7.65% Note due December 15, 2010

   99.14.35*     Seventeenth Supplemental Indenture relating to the substitution of Equity Office and EOP Partnership as successor entities for
                 Spieker and Spieker Partnership, respectively


* Incorporated by reference to Current Report on Form 8-K of Equity Office Properties Trust filed with the SEC on July 5, 2001.